SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Lennar Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LENNAR CORPORATION ATTN: LEGAL DEPARTMENT 5505 WATERFORD DISTRICT DRIVE MIAMI, FL 33126 Your Vote Counts! LENNAR CORPORATION 2024 Annual Meeting Vote by April 9, 2024 11:59 PM ET. For shares held in a Plan, vote by April 7, 2024 11:59 PM ET. V28437-P03949 You invested in LENNAR CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 10, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to March 27, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* April 10, 2024 11:00 a.m. ET Virtually at: www.virtualshareholdermeeting.com/LEN2024 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Elect 11 directors to serve until the 2025 Annual Meeting of Stockholders. **Nominees:**	
1a.	Amy Banse	For
1b.	Theron (Tig) Gilliam	For
1c.	Sherrill W. Hudson	For
1d.	Jonathan M. Jaffe	For
1e.	Sidney Lapidus	For
1f.	Teri P. McClure	For
1g.	Stuart Miller	For
1h.	Armando Olivera	For
1i.	Dacona Smith	For
1j.	Jeffrey Sonnenfeld	For
1k.	Serena Wolfe	For
2.	Approval, on an advisory basis, of the compensation of our named executive officers.	For
3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2024.	For
4.	Approval of an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law.	For
5.	Vote on a stockholder proposal requesting a report disclosing the Company's political spending and related policies and procedures.	Against
6.	Vote on a stockholder proposal requesting a report disclosing the Company's LGBTQ equity and inclusion efforts in its human capital management strategy.	Against
7.	Vote on a stockholder proposal requesting a report on the Company's plans to reduce greenhouse gas emissions.	Against

NOTE: Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

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